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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) JANUARY 29, 2005

                                  PULITZER INC.
               (Exact name of registrant as specified in charter)

          DELAWARE                   1-14541              43-1819711
(State or other jurisdiction       (Commission           (IRS Employer
     of incorporation)             File Number)       Identification No.)


900 NORTH TUCKER BOULEVARD, ST. LOUIS, MISSOURI                63101
   (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (314) 340-8000

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         As previously disclosed in a Current Report on Form 8-K filed on January 31, 2005, Pulitzer Inc. ("Pulitzer") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Lee Enterprises, Incorporated, a Delaware corporation ("Lee"), and LP Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Lee. A copy of the Merger Agreement is filed herewith as Exhibit 2.1, and is incorporated herein by reference.

         The Merger Agreement includes provisions regarding employee benefits and compensation, some of which pertain to certain officers and/or directors, as summarized below.

         o Post-employment medical coverage will be made available for a limited period of time to existing retirees and active participants who have satisfied or would soon satisfy the applicable age and service conditions. The grandfathered group includes Messrs. Ken J. Elkins, Ronald H. Ridgway and Michael E. Pulitzer, directors of Pulitzer, and Robert C. Woodworth, a director and chief executive officer of Pulitzer.

         o Pension payments under the Pulitzer Inc. Supplemental Executive Benefit Pension Plan ("SERP") will continue until May 1, 2008, at which time the value of each participant's accrued benefit will be distributed in cash and the SERP will be terminated. The SERP participants include all of the executive officers and certain directors of Pulitzer, including Messrs. Ken J. Elkins, Ronald H. Ridgway, Michael E. Pulitzer and Robert C. Woodworth.

         o Mr. Michael E. Pulitzer is entitled to receive approximately $58,000 per month under his June 1, 1999 Employment and Consulting Agreement with Pulitzer (the "Consulting Agreement"). The Merger Agreement provides for a single sum payment to Mr. Pulitzer of the balance of the payments that would become due under the Consulting Agreement, payable at the closing under the Merger Agreement.

         o Pulitzer several years ago entered into split dollar life insurance agreements with respect to life insurance policies covering the lives of Messrs. Ken J. Elkins, Ronald H. Ridgway, Michael E. Pulitzer, Robert C. Woodworth and Nicholas G. Penniman IV (a former officer and director of Pulitzer Publishing Company). The Merger Agreement provides that Pulitzer will use commercially reasonable efforts to terminate its interest in and future premium obligations under the split dollar life insurance agreements.

         The foregoing description of certain provisions of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

ITEM 8.01 OTHER EVENTS

         On January 31, 2005, Todd M. Veeck, an alleged owner of common stock of Pulitzer, filed a lawsuit in The Court of Chancery of the State of Delaware in New Castle County against Pulitzer and the members of its board of directors. The complaint purports to be a class action brought on behalf of all stockholders other than the defendants, and it asserts that the announced sale of Pulitzer to Lee should be preliminarily and permanently enjoined because the agreed upon consideration is unfair and does not maximize stockholder value. The complaint also seeks monetary damages.

         On February 2, 2005, James Fern, an alleged owner of common stock of Pulitzer, filed a lawsuit in The Court of Chancery of the State of Delaware in New Castle County against Pulitzer and members of its board of directors. The complaint purports to be a class action brought on behalf of all stockholders other than the defendants, and it asserts that the announced sale of Pulitzer to Lee should be preliminarily and permanently enjoined because the agreed upon consideration is unfair and does not maximize shareholder value and because the efforts of others to purchase Pulitzer have been spurned by the defendants. The complaint also seeks monetary damages.

         The foregoing description of the two complaints is qualified in its entirety by reference to the full text of each complaint. The complaints are filed herewith as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

         The proposed transaction will be submitted to Pulitzer's stockholders for their consideration, and Pulitzer will file with the SEC a proxy statement to be used to solicit the stockholders' approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction. STOCKHOLDERS OF PULITZER ARE URGED TO

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READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER
RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the proxy statement, as well as other filings containing information about Pulitzer, may be obtained at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to James V. Maloney, Secretary, Pulitzer Inc., 900 North Tucker Boulevard, St. Louis, Missouri 63101.

PARTICIPANTS IN THE SOLICITATION

         Pulitzer and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Pulitzer in connection with the proposed transaction. Information regarding Pulitzer's directors and executive officers is available in Pulitzer's proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on April 2, 2004. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

2.1 Agreement and Plan of Merger dated as of January 29, 2005 among Lee Enterprises, Incorporated, LP Acquisition Corp. and Pulitzer Inc.

99.1 Class Action complaint filed on January 31, 2005 in The Court of Chancery of the State of Delaware in New Castle County, by Todd M. Veeck, Plaintiff, v. Emily Rauh Pulitzer, Michael E. Pulitzer, David E. Moore, Richard W. Moore, Robert C. Woodworth, Ken J. Elkins, James M. Snowden, Jr., William Bush, Ronald H. Ridgway, Alice B. Hayes, Susan T. Congalton, and Pulitzer, Inc., Defendants.



99.2 Class Action complaint filed on February 2, 2005 in The Court of Chancery of the State of Delaware in New Castle County, by James Fern, on behalf of himself and all other similarly situated, Plaintiff(s), v. Pulitzer, Inc., Emily Rauh Pulitzer, Michael E. Pulitzer, David E. Moore, Richard W. Moore, Robert C. Woodworth, Ken J. Elkins, James M. Snowden, Jr., William Bush, Ronald H. Ridgway, Alice B. Hayes and Susan
                  T. Congalton, Defendants.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PULITZER INC.


Date: February 3, 2005                    By: /s/ Alan G. Silverglat
                                              ----------------------------
                                              Alan G. Silverglat
                                              Senior Vice President-Finance


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                                  EXHIBIT INDEX


Exhibit
Number            Description
------            -----------
2.1               Agreement and Plan of Merger dated as of January 29, 2005
                  among Lee Enterprises, Incorporated, LP Acquisition Corp. and
                  Pulitzer Inc.

99.1 Class Action complaint filed on January 31, 2005 in The Court of Chancery of the State of Delaware in New Castle County, by Todd M. Veeck, Plaintiff, v. Emily Rauh Pulitzer, Michael E.
                  Pulitzer, David E. Moore, Richard W. Moore, Robert C.
                  Woodworth, Ken J. Elkins, James M. Snowden, Jr., William Bush,
                  Ronald H. Ridgway, Alice B. Hayes, Susan T. Congalton, and
                  Pulitzer, Inc., Defendants.

99.2 Class Action complaint filed on February 2, 2005 in The Court of Chancery of the State of Delaware in New Castle County, by James Fern, on behalf of himself and all other similarly situated, Plaintiff(s), v. Pulitzer, Inc., Emily Rauh
                  Pulitzer, Michael E. Pulitzer, David E. Moore, Richard W.
                  Moore, Robert C. Woodworth, Ken J. Elkins, James M. Snowden,
                  Jr., William Bush, Ronald H. Ridgway, Alice B. Hayes and Susan
                  T. Congalton, Defendants.